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                                                                     EXHIBIT 3.5


                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                      KAISER ALUMINA AUSTRALIA CORPORATION

       KAISER ALUMINA AUSTRALIA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

       ONE: The Certificate of Incorporation of said corporation is amended by amending the FOURTH Article thereof to be and read as follows:

                     FOURTH:  The total number of shares of stock which the
              Corporation shall have authority to issue is ten thousand (10,000) and the par value of each of such shares is one hundred and no/100ths dollars ($100.00), amounting in the aggregate to one million and no/100ths dollars ($1,000,000.00).

       TWO: The said amendment of the Certificate of Incorporation has been duly adopted by the requisite vote of the holders of the outstanding shares of stock of the corporation entitled to vote thereon and in accordance with the provisions of Section 242 of Title 8 of the Delaware Code and the Certificate of Incorporation of the corporation.

       THREE: That the capital of the corporation will not be reduced under or by reason of said amendment.

       IN WITNESS WHEREOF, said KAISER ALUMINA AUSTRALIA CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by one of its Vice Presidents this 12th day of September, 1968.


                                         KAISER ALUMINA AUSTRALIA CORPORATION

                                         By /s/ [ILLEGIBLE]
                                           -------------------------------------
                                                  Vice President
ATTESTED TO.

/s/ [ILLEGIBLE]
--------------------------------------
Assistant Secretary
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STATE OF CALIFORNIA  )
                            : ss.
COUNTY OF ALAMEDA    )

       BE IT REMEMBERED that on this 12th day of September, 1968, personally came before me, a Notary Public in and for the State of California, A. N. Warburton, Jr., Vice President of KAISER ALUMINA AUSTRALIA CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said A. N. Warburton, Jr., as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signature of the said Vice President of said corporation to said foregoing certificate is in the handwriting of the said Vice President of said corporation, and that the seal affixed to said certificate is the common or corporate seal of said corporation; and that the facts stated therein are true.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal of office, the day and year aforesaid.


                                          /s/ Marian M. Bakke
                                         ---------------------------------------
                                                                   Notary Public